UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): May 15, 2019

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-15663	75-2847135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2019, American Realty Investors, Inc. (“ARL” or the “Company”) announced its operational results for the quarter ended March 31, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated May 15, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 16, 2019

AMERICAN REALTY INVESTORS, INC.

By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: American Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@americanrealtyinvest.com

American Realty Investors, Inc. Reports First Quarter 2019 Results

Dallas (May 15, 2019) – American Realty Investors, Inc. (NYSE:ARL), a Dallas-based real estate investment company, today reported results of operations for the first quarter ended March 31, 2019.

In November 2018, the Company created a new subsidiary Victory Abode Apartments, LLC (“VAA”) and contributed 52 multi-family projects that it owned and operated to VAA. The Company subsequently sold a 50% interest to a third party and recorded a $154 million gain. Beginning November 19, 2018, the Company began reflecting its ownership of VAA on the Balance Sheet as an investment and its share of the Revenues, Operating Expenses, Depreciation, Amortization and Interest as “Earning from VAA”. The Statement of Operations for the three months ended March 31, 2018 and the information thereon reflect the operations for the properties contributed to VAA on a consolidated basis.

The Company believes that the completion of the joint venture creating Victory Abode Apartments has positioned the company with a dynamic platform to continue its expansion in the multifamily sector. The ongoing plan is to continue to develop and acquire apartments in the geographic markets where demand exceeds supply.

For the three months ended March 31, 2019, we reported a net loss applicable to common shares of $6.1 million or ($0.38) per diluted loss per share compared to a net loss applicable to common shares of $0.9 million or ($0.06) per diluted loss per share for the same period ended 2018.

Revenues

Rental and other property revenues were $11.9 million for the three months ended March 31, 2019, compared to $31.1 million for the same period in 2018. The $19.2 million decrease is primarily due to a decrease in the amount of multifamily residential apartment buildings currently in our portfolio of nine as compared to 53 multifamily residential apartment buildings for the same period a year ago as a result of the deconsolidation of 49 residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018. As the assets are now treated as unconsolidated investments, our share of rental revenues is part of income from unconsolidated investments in the current period and are no longer treated as rental income.

Expense

Property operating expenses decreased by $8.4 million to $6.0 million for the three months ended March 31, 2019 as compared to $14.4 million for the same period in 2018. The decrease in property operating expenses is primarily due to the deconsolidation of 49 residential apartment properties that were sold into the VAA Joint Venture during the fourth quarter of 2018 which resulted in a decrease in salary and related payroll expenses of $1.7 million, real estate taxes of approximately $3.0 million and general property operating and maintenance expenses of $3.7 million.

Depreciation and amortization decreased by $3.3 million to $3.1 million during the three months ended March 31, 2019 as compared to $6.4 million for the three months ended March 31, 2018. This decrease is primarily due to the deconsolidation of the residential apartments in connection with our previous sale and contribution of our interests to the VAA Joint Venture.

General and administrative expense was $2.6 million for the three months ended March 31, 2019, compared to $2.3 million for the same period in 2018. The increase of $0.3 million in general and administrative expenses is the result of increases in advisory and management fees of approximately $0.4 million and professional and finance fees of $0.3 million offset by a decrease in accounting, tax and other general administrative fees of $0.6 million.

Other income (expense)

Interest income was $6.2 million for the three months ended March 31, 2019, compared to $5.1 million for the same period in 2018. The increase of $1.1 million was due to an increase of $1.3 million in interest on receivable owed from our Advisors, offset by a decrease of $0.8 in interest on notes receivable from other related parties.

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Other income was $3.7 million for the three months ended March 31, 2019, compared to $1.9 million for the same period in 2018. The increase is primarily the result of a $3.6 million gain recognized for deferred income associated with the sale of land during the quarter just ended to third parties.

Mortgage and loan interest expense was $9.9 million for the three months ended March 31, 2019 as compared to $15.7 million for the same period in 2018. The decrease of $5.8 million is due to the deconsolidation of residential apartment properties into the VAA Joint Venture which were encumbered by mortgage debt.

Foreign currency transaction was a loss of $5.8 million for the three months ended March 31, 2019 as compared to a gain of $1.8 million for the same period in 2018. During the first quarter just ended, we paid $10.4 million in principal and $5.8 million in interests payments to our bonds denominated in Israel Shekels.

Loss from unconsolidated investments was $1.0 million for the three months ended March 31, 2019 as compared to earnings of $320 thousand for the three months ended March 31, 2018. The loss from unconsolidated investments during the first quarter just ended was driven primarily from our share in the losses reported by the VAA Joint Venture.

Gain on land sales was $2.2 for the three months ended March 31, 2019, compared to $1.3 million for the same period in 2018. In the current period, we sold approximately 22.3 acres of land for a sales price of $8.7 million, which resulted in a gain of $2.2 million. For the same period in 2018, we sold 112.2 acres of land for a sales price of $7.2 million and recognized a gain of $1.3 million.

About American Realty Investors, Inc.

American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, shopping centers, and developed and undeveloped land. The Company invests in real estate through direct ownership, leases and partnerships and invests in mortgage loans on real estate. The Company also holds mortgage receivables. For more information, visit the Company’s website at www.americanrealtyinvest.com.

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TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended March 31,
	2019	2018
	(dollars in thousands, except per share amounts)
Revenues:
Rental and other property revenues (including $113 and $208 for the three months ended 2019 and 2018, respectively, from related parties)	$11,929	$31,082
Expenses:
Property operating expenses (including $257 and $227 for the three months ended 2019 and 2018, respectively, from related parties)	5,997	14,455
Depreciation and amortization	3,109	6,446
General and administrative (including $1,500 and $1,093 for the three months ended 2019 and 2018, respectively, from related parties)	2,328	2,192
Net income fee to related party	100	53
Advisory fee to related party	1,648	2,748
Total operating expenses	13,182	25,894
Net operating (loss) income	(1,253)	5,188
Other income (expenses):
Interest income (including $4,285 and $3,236 for the three months ended 2019 and 2018, respectively, from related parties)	4,558	3,876
Other income	3,892	1,826
Mortgage and loan interest (including $490 and $318 for the three months ended 2019 and 2018, respectively, from related parties)	(7,959)	(14,093)
Foreign currency transaction (loss) gain	(5,818)	1,756
Equity loss from VAA	(1,055)	—
(Losses) earnings from other unconsolidated investees	(7)	11
Total other expenses	(6,389)	(6,624)
Loss before gain on land sales, non-controlling interest, and taxes	(7,642)	(1,436)
Gain on land sales	2,216	1,335
Net loss from continuing operations before taxes	(5,426)	(101)
Net loss from continuing operations	(5,426)	(101)
Net loss	(5,426)	(101)
Net (income) attributable to non-controlling interest	(183)	(132)
Net loss attributable to Transcontinental Realty Investors, Inc.	(5,609)	(233)
Preferred dividend requirement	—	(222)
Net loss applicable to common shares	$(5,609)	$(455)
Earnings per share - basic
Net loss from continuing operations	$(0.64)	$(0.05)
Net loss applicable to common shares	$(0.64)	$(0.05)
Earnings per share - diluted
Net loss from continuing operations	$(0.64)	$(0.05)
Net loss applicable to common shares	$(0.64)	$(0.05)
Weighted average common shares used in computing earnings per share	8,717,767	8,717,767
Weighted average common shares used in computing diluted earnings per share	8,717,767	8,717,767
Amounts attributable to Transcontinental Realty Investors, Inc.
Net loss from continuing operations	$(5,609)	$(233)
Net loss applicable to Transcontinental Realty, Investors, Inc.	$(5,609)	$(233)
The accompanying notes are an integral part of these consolidated financial statements.

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TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
	2019	2018
	(unaudited)	(audited)
	(dollars in thousands, except share and par value amounts)
Assets
Real estate, at cost	$452,761	$461,718
Real estate subject to sales contracts at cost	4,325	2,014
Real estate held for sale at cost, net of depreciation	14,737	—
Less accumulated depreciation	(81,885)	(79,228)
Total real estate	389,938	384,504
Notes and interest receivable (including $48,646 in 2019 and $51,945 in 2018 from related parties)	82,469	83,541
Cash and cash equivalents	28,156	36,358
Restricted cash	51,983	70,207
Investment in VAA	67,229	68,399
Investment in other unconsolidated investees	22,164	22,172
Receivable from related party	143,437	133,642
Other assets	67,238	63,557
Total assets	$852,614	$862,380
Liabilities and Shareholders’ Equity
Liabilities:
Notes and interest payable	$283,934	$277,237
Bonds and bond interest payable	151,465	158,574
Deferred revenue (including $13,977 in 2019 and $17,522 in 2018 to related parties)	13,977	17,522
Deferred tax liability	2,000	2,000
Accounts payable and other liabilities (including $6 in 2019 and $3 in 2018 to related parties)	26,330	26,646
Total liabilities	477,706	481,979
Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 8,717,967 shares in 2019 and 2018; outstanding 8,717,767 shares in 2019 and 2018	87	87
Treasury stock at cost, 200 shares in 2019 and 2018	(2)	(2)
Paid-in capital	257,983	258,050
Retained earnings	95,976	101,585
Total Transcontinental Realty Investors, Inc. shareholders' equity	354,044	359,720
Non-controlling interest	20,864	20,681
Total shareholders' equity	374,908	380,401
Total liabilities and shareholders' equity	$852,614	$862,380
The accompanying notes are an integral part of these consolidated financial statements.